Exhibit 99.1

Universal Insurance Holdings Announces New $40 Million Share Repurchase Authorization

Fort Lauderdale, Fla., May 6, 2019 – Universal Insurance Holdings, Inc. (NYSE: UVE) announced today that its Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $40 million of its outstanding shares of common stock through December 31, 2020. This new authorization follows the existing $20 million share repurchase program that is expected to be completed in the second quarter of 2019.

Share repurchases may be made by the Company from time to time in open market transactions at prevailing market prices and are subject to relevant rules under the Securities Exchange Act of 1934, as amended (Exchange Act). The Company will effect repurchase transactions in compliance with Rule 10b-18 under the Exchange Act and the Company’s insider trading policy.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher